Exhibit 99.1

January 23, 2004

Fannie Mae Raises Quarterly Common Stock
Dividend by Seven Cents to Fifty-two Cents ($0.52);
Company Also Announces Preferred Stock Dividends

      WASHINGTON, DC -- The Board of Directors of Fannie Mae (FNM/NYSE), the nation’s largest source of financing for home mortgages, today voted to increase the company’s quarterly dividends on its common stock by seven cents to fifty-two ($0.52) per share.

      Fannie Mae’s Vice Chairman and Chief Financial Officer, Timothy Howard, said, “This dividend increase reflects management’s continued confidence in the strength and sustainability of Fannie Mae's business performance. It also responds to increased investor focus on dividend payouts following last year’s reduction in the tax rate on dividends.” Howard added that the $0.52 dividend declared today was 15.6 percent above the $0.45 dividend declared last July, and 33.3 percent above the $0.39 dividend declared in January 2003.

      Fannie Mae’s Board of Directors also voted the following dividends on the company’s preferred stock:

•	a dividend on its outstanding preferred stock, Series D, of $.65625 per share;

•	a dividend on its outstanding preferred stock, Series E, of $.63750 per share;

•	a dividend on its outstanding preferred stock, Series F, of $.4425 per share;

•	a dividend on its outstanding preferred stock, Series G, of $.2288 per share;

•	a dividend on its outstanding preferred stock, Series H, of $.7263 per share;

•	a dividend on its outstanding preferred stock, Series I, of $.6719 per share;

•	a dividend on its outstanding preferred stock, Series J, of $.4725 per share;

•	a dividend on its outstanding preferred stock, Series K, of $.3750 per share;

•	a dividend on its outstanding preferred stock, Series L, of $.6406 per share;

•	a dividend on its outstanding preferred stock, Series M, of $.5938 per share;

•	a dividend on its outstanding preferred stock, Series N, of $.6875 per share;

The quarterly dividend on Fannie Mae’s common stock is an increase of seven cents over the previous quarter. The dividend payment will be made to registered holders of common stock as shown on the books of the corporation at the close of business on January 31, 2004, to be payable on February 25, 2004.

A dividend of $.65625 per share will be paid to the registered holders of preferred stock, Series D, as shown on the books of the corporation at the close of business on March 15, 2004, that is outstanding at the close of business on March 15, 2004, for the period from and including December 31, 2003, to but excluding March 31, 2004, to be payable on March 31, 2004.

A dividend of $.63750 per share will be paid to the registered holders of preferred stock, Series E, as shown on the books of the corporation at the close of business on March 15, 2004, that is outstanding at the close of business on March 15, 2004, for the period from and including December 31, 2003, to but excluding March 31, 2004, to be payable on March 31, 2004.

A dividend of $.4425 per share will be paid to the registered holders of preferred stock, Series F, as shown on the books of the corporation at the close of business on March 15, 2004, that is outstanding at the close of business on March 15, 2004, for the period from and including December 31, 2003, to but excluding March 31, 2004, to be payable on March 31, 2004.

A dividend of $.2288 per share will be paid to the registered holders of preferred stock, Series G, as shown on the books of the corporation at the close of business on March 15, 2004, that is outstanding at the close of business on March 15, 2004, for the period from and including December 31, 2003, to but excluding March 31, 2004, to be payable on March 31, 2004.

A dividend of $.7263 per share will be paid to the registered holders of preferred stock, Series H, as shown on the books of the corporation at the close of business on March 15, 2004, that is outstanding at the close of business on March 15, 2004, for the period from and including December 31, 2003, to but excluding March 31, 2004, to be payable on March 31, 2004.

A dividend of $.6719 per share will be paid to the registered holders of preferred stock, Series I, as shown on the books of the corporation at the close of business on March 15, 2004, that is outstanding at the close of business on March 15, 2004, for the period from and including December 31, 2003, to but excluding March 31, 2004, to be payable on March 31, 2004.

A dividend of $.4725 per share will be paid to the registered holders of preferred stock, Series J, as shown on the books of the corporation at the close of business on March 15, 2004, that is outstanding at the close of business on March 15, 2004, for the period from and including December 31, 2003, to but excluding March 31, 2004, to be payable on March 31, 2004.

A dividend of $.3750 per share will be paid to the registered holders of preferred stock, Series K, as shown on the books of the corporation at the close of business on March 15, 2004, that is outstanding at the close of business on March 15, 2004, for the period from and including December 31, 2003, to but excluding March 31, 2004, to be payable on March 31, 2004.

A dividend of $.6406 per share will be paid to the registered holders of preferred stock, Series L, as shown on the books of the corporation at the close of business on March 15, 2004, that is outstanding at the close of business on March 15, 2004, for the period from and including December 31, 2003, to but excluding March 31, 2004, to be payable on March 31, 2004.

A dividend of $.5938 per share will be paid to the registered holders of preferred stock, Series M, as shown on the books of the corporation at the close of business on March 15, 2004, that is outstanding at the close of business on March 15, 2004, for the period from and including December 31, 2003, to but excluding March 31, 2004, to be payable on March 31, 2004.

A dividend of $.6875 per share will be paid to the registered holders of preferred stock, Series N, as shown on the books of the corporation at the close of business on March 15, 2004, that is outstanding at the close of business on March 15, 2004, for the period from and including December 31, 2003, to but excluding March 31, 2004, to be payable on March 31, 2004.

Fannie Mae is a New York Stock Exchange company and the largest non-bank financial services company in the world. It operates pursuant to a federal charter and is the nation’s largest source of financing for home mortgages. Fannie Mae is working to shrink the nation’s “homeownership gaps” through a $2 trillion “American Dream Commitment” to increase homeownership rates and serve 18 million targeted American families by the end of the decade. Since 1968, Fannie Mae has provided $5.9 trillion of mortgage financing for more than 60 million families.
Style Usage: Fannie Mae’s Board of Directors has authorized the company to operate as “Fannie Mae,” and the company’s stock is now listed on the NYSE as “FNM.” In order to facilitate clarity and avoid confusion, news organizations are asked to refer to the company exclusively as “Fannie Mae.”